                               EXCHANGE AGREEMENT

                                  BY AND AMONG

                       SPORTING MAGIC, INC., BUDDY YOUNG,

               NEXT, INC., DANNY F. COOKE, WILLIAM B. HENSLEY AND

              THE WILLIAM B. III AND CINDY S. HENSLEY LIVING TRUST

                                DECEMBER 21, 2001

                                TABLE OF CONTENTS

SCHEDULES:
Schedule 1.2.................................List of post-Closing stock holdings
Schedule 1.5.................................... Young Non-Competition Agreement
Schedule 2.4(a)............................Sporting Magic Foreign Qualifications
Schedule 2.11..........................Sporting Magic Employees and Compensation
Schedule 2.14...........................................Sporting Magic Contracts
Schedule 3.5(b).....................................Next Options, Warrants, etc.
Schedule 3.6(c)...............................Exceptions to Financial Statements
Schedule 3.7(a)...................................................Next Conflicts
Schedule 3.8.....................................................Next Litigation
Schedule 3.10........................................Next Employee Benefit Plans
Schedule 3.11............................................Next Material Contracts
Schedule 5.4..............................................Permitted Indebtedness
Schedule 7.6........................Registration for Resale of Consultant Shares
Schedule 8.7................Opinion of Olshan Grundman Frome Rosenzweig &Wolosky
Schedule 9.10.....................................Opinion of L. Stephen Albright
Schedule 9.11............................................Young Lock-Up Agreement
Schedule 12.3....................................... Brokerage and Finder's Fees

                               EXCHANGE AGREEMENT

            THIS  EXCHANGE  AGREEMENT  (the  "AGREEMENT")  is entered into as of
December 21, 2001, by and among  Sporting  Magic,  Inc., a Delaware  corporation
("SPORTING  MAGIC");  Buddy Young,  the principal  stockholder of Sporting Magic
("YOUNG");  Next,  Inc., a Delaware  corporation  ("NEXT");  and Danny F. Cooke,
William B.  Hensley,  and The William B. III and Cindy S. Hensley  Living trust, the sole stockholders of Next (together, the "NEXT STOCKHOLDERS").

                              W I T N E S S E T H :

            WHEREAS,   the  parties  intend  that,  subject  to  the  terms  and
conditions  hereinafter set forth, Sporting Magic will acquire all of the issued and  outstanding  equity capital of Next from the Next  Stockholders in exchange
(the  "EXCHANGE")  for shares of Sporting  Magic common stock,  $0.001 par value
(the "SPORTING MAGIC COMMON STOCK"); and

            WHEREAS,  the parties desire that the  transactions  contemplated by this  Agreement  constitute a tax-free  reorganization  under Section 368 of the
Internal Revenue Code of 1986, as amended (the "CODE").

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual covenants and agreements herein contained,  the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    Article I

                               Exchange Of Shares

            1.1  CLOSING  DATE.  Subject to  termination  of this  Agreement  as provided in Section 12.1, the closing of the  transactions  and the consummation of the  Exchange  (the  "CLOSING")  will  take  place at the  offices  of Olshan
Grundman Frome Rosenzweig & Wolosky LLP ("OLSHAN"),  505 Park Avenue,  New York,
New York 10022,  or at such other  location as the parties  hereto may  mutually agree upon in writing,  at 10:00 a.m. on such date, on or before the Termination
Date (as defined in Section 12.1),  as the parties hereto mutually agree upon in writing.

            1.2  THE EXCHANGE.

            Subject  to the  terms  and  conditions  set  forth  herein,  at the
Closing:

                (a) the Next Stockholders  shall irrevocably assign and transfer to Sporting Magic all of the outstanding  equity capital of Next,  consisting of
13,000,000 shares of common stock, $0.0001 par value per share (the "NEXT COMMON
STOCK");

                (b)  Sporting  Magic shall issue to the Next  Stockholders,  pro rata,  13,000,000  shares of Sporting Magic Common Stock as outlined in Schedule
1.2 (the "EXCHANGE CONSIDERATION"); and

                (c)  Sporting  Magic shall issue  instructions  to its  transfer agent  to  issue  certificates  for  the  Exchange  Consideration  to  the  Next
Stockholders.

            1.3  FURTHER  ASSURANCES.  If, at any time  after the  Closing,  the parties  hereto  consider or are advised  that any further  instruments,  deeds, assignments or assurances  are  reasonably  necessary or desirable to consummate the  Exchange or to carry out the purposes of this  Agreement,  then the parties shall execute and deliver all such proper deeds,  assignments,  instruments  and assurances  and do all other things  necessary or  desirable to  consummate  the
Exchange and to carry out the purposes and intent of this Agreement.

            1.4  RESIGNATIONS  OF PRESENT  DIRECTORS AND EXECUTIVE  OFFICERS AND
DESIGNATION OF NEW DIRECTORS AND EXECUTIVE OFFICERS. At the Closing, the present directors and executive officers of Sporting Magic shall designate the directors and  executive  officers  nominated by the Next  Stockholders  to serve in their place and stead,  until the next respective  annual meetings of the stockholders and the Board of Directors of the reorganized  Sporting  Magic,  and until their respective  successors  shall be elected and qualified or until their respective prior  resignations  or  terminations,  and  then,  the  current  directors  and executive officers shall resign, in seriatim. Prior to the Closing, the Board of
Directors  of  Sporting  Magic  shall adopt  resolutions  specified  by the Next
Stockholders  directing the issuance of the Exchange  Consideration  to the Next
Stockholders  so that the issuance of such shares is exempt from liability under
Section 16 of the  Securities  Exchange Act of 1934,  as amended (the  "EXCHANGE
ACT").

            1.5 YOUNG NON-COMPETE.  As of the Closing Date, Sporting Magic shall enter into a non-compete  agreement with Young,  in the form attached  hereto as
Schedule  1.5 (the "YOUNG  NON-COMPETITION  AGREEMENT"),  in exchange for which,
Sporting  Magic shall (i) issue to Young 300,000 shares of Sporting Magic Common
Stock at the Closing and (ii) assume the obligation to pay to Young $350,000. As of the date hereof, Young has already received $25,000 of this consideration and
Young shall receive an  additional  $100,000 no later than 72 hours prior to the scheduled Closing Date. Young shall receive the remaining  $225,000 on or before the date that is 90 days following the Closing Date.

            1.6 TAX-FREE REORGANIZATION.  The parties intend for the Exchange to be a tax-free "reorganization" within the meaning of Section 368 of the Code.

                                   Article II

                  Sporting Magic Representations And Warranties

            Sporting  Magic  represents  and  warrants  to  Next  and  the  Next
Stockholders, as follows:

            2.1 POWER AND AUTHORITY.  Sporting Magic has the corporate power and authority,  to  enter  into  this  Agreement  and to carry  out its  obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby have been duly authorized by the Board of
Directors of Sporting  Magic and no other  corporate  proceedings on the part of
Sporting Magic are necessary to authorize  this  Agreement and the  transactions contemplated hereby.

            2.2  SPORTING MAGIC FINANCIAL STATEMENTS.  Sporting Magic has
heretofore  delivered to Next its audited  financial  statements  for the fiscal year ended August 31, 2001 and its unaudited  financial  statements  for the two month period  ended  October 31, 2001  (collectively,  the  "SPORTING  FINANCIAL
STATEMENTS"). The Sporting Financial Statements have been prepared in accordance with  generally  accepted  accounting  principles,  and  fairly  present  in all material  respects,  the  financial  condition  of  Sporting  Magic  as  at  the respective dates thereof, and the results of operation of Sporting Magic for the periods then ended.  At October 31, 2001,  there were no  liabilities,  unknown, accrued, absolute, contingent or otherwise of Sporting Magic that were not shown or reserved  against on the balance  sheets  included in the Sporting  Financial
Statements.

            2.3 NO MATERIAL  ADVERSE EFFECT.  Since October 31, 2001,  there has not been any material  adverse change in the business,  operations,  properties, assets, condition, financial or otherwise, or prospects of Sporting Magic.

            2.4  DUE  ORGANIZATION;   POWER;  QUALIFICATION;   SUBSIDIARIES  AND
AFFILIATES, ETC.

                (a) Sporting  Magic is a  corporation  duly  organized,  validly existing,  and in good standing  under the laws of the state of Delaware and has the  corporate  power to own its  property  and to carry on its  business as now conducted.  Sporting Magic is qualified to do business as a foreign  corporation in each jurisdiction  where the failure to qualify would have a material adverse effect on Sporting Magic.  Schedule 2.4(a) sets forth the jurisdictions in which
Sporting Magic is qualified.

                (b) Sporting  Magic has no  subsidiaries  or affiliates (as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")).

            2.5  CAPITALIZATION.

                (a) The  authorized  capital  stock of Sporting  Magic  consists entirely of 25,000,000 shares of Sporting Magic Common Stock, of which 1,529,814 shares are issued and  outstanding.  All of the  outstanding  shares of Sporting
Magic Common Stock have been, and all of the  outstanding  Sporting Magic Common
Stock as of the Closing Date will be, duly authorized and validly issued and are fully paid and  non-assessable.  None of the  outstanding  Sporting Magic Common
Stock is  subject  to  pre-emptive  rights  or was  issued in  violation  of any pre-emptive rights.

                (b) There are not  presently,  and, on the Closing  Date,  there will not be any outstanding subscriptions,  options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or  acquire  any  securities  of  Sporting  Magic,  nor  are  there  outstanding securities of Sporting Magic which are convertible  into, or  exchangeable  for, any  shares of  capital  stock of  Sporting  Magic,  and  Sporting  Magic has no obligation of any kind to issue any additional securities.

            2.6  TAX MATTERS.

                (a)  Sporting  Magic has  filed or  caused to be filed  with the appropriate federal,  state, county, local and foreign governmental  agencies or instrumentalities, all tax returns and tax reports required to be filed, and all taxes, assessments,  fees and other government charges have been fully paid when due (subject to any extensions filed on a timely basis).

                (b) There is not pending nor, to the best  knowledge of Sporting
Magic,  is there any  threatened  federal,  state or local tax audit of Sporting
Magic.  There is no agreement with any federal,  state or local taxing authority by Sporting  Magic that may affect the  subsequent  tax  liabilities of Sporting
Magic.

                (c) Without  limiting the generality of the  foregoing:  (a) the
Sporting  Financial  Statements  include  adequate  provisions  for  all  taxes, assessments,  fees, penalties and governmental charges which have been or in the future may be assessed  against  Sporting  Magic with respect to the period then ended and all periods prior thereto; and (b) on the date hereof,  Sporting Magic is not liable for any taxes, assessments, fees or governmental charges.

            2.7 NO  CONFLICT  OR  DEFAULT;  ENFORCEABILITY;  CORPORATE  RECORDS;
COMPLIANCE WITH LAW.

                (a) Neither the  execution and delivery of this  Agreement,  nor compliance with the terms and provisions  hereof,  including without  limitation the  consummation  of the  transactions  contemplated  hereby,  will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the  material  breach of any term,  condition  or  provision of the
Certificate  of  Incorporation,  By-laws or other charter  documents of Sporting
Magic, nor of any agreement, deed, contract,  mortgage,  indenture, writ, order, decree,  legal obligation or instrument to which Sporting Magic is a party or by which its assets or  properties  are or may be bound;  or  constitute a material default (or an event which,  with the lapse of time or the giving of notice,  or both,  would  constitute  a  material  default)  thereunder,  nor  result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature  whatsoever  with respect to any properties or assets of Sporting  Magic, nor give to others any  interest  or rights,  including  rights of  termination, acceleration  or  cancellation  in or  with  respect  to any of the  properties, assets, contracts or business of Sporting Magic.

            (b)  This  Agreement and all other  agreements
and documents  delivered by Sporting  Magic in connection  herewith are, or when executed by Sporting  Magic will be, valid and binding  obligations  of Sporting
Magic, enforceable in accordance with their respective terms. Sporting Magic has permitted Next to examine  Sporting  Magic's  corporate minute and stock records books.  The corporate  minute books contain the  Certificate  of  Incorporation,
By-laws and other charter  documents of Sporting  Magic as in effect on the date hereof, contain a true and complete record of all actions by and meetings of the directors (and committees  thereof) and stockholders of Sporting Magic since the date of its  incorporation and accurately  reflect all transactions  referred to therein.  Sporting  Magic is not in  violation  of any  outstanding  arbitration award, judgment, order or decree; or in violation of any statute,  regulation or ordinance  ("LAW"),  including,  but not  limited  to, any  anti-discrimination,
hazardous  and  toxic  substances,   wage,

hour, working condition, payroll withholding,  pension, building, zoning and tax
Law. There have been no allegations of or inquiries concerning any violations of
Law by Sporting Magic within the past ten years.

            2.8  LITIGATION.  There are no actions,  suits,  investigations,  or proceedings pending, nor, to the knowledge of Sporting Magic, threatened against
Sporting  Magic,  the  performance  of the terms and conditions  hereof,  or the consummation  of the  transactions  contemplated  hereby,  in any court or by or before any governmental body or agency,  including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement. Sporting Magic is not subject to any order, judgment,  decree, stipulation or consent or any agreement issued by any governmental body or agency.

            2.9 SECURITIES FILINGS. The Sporting Magic Common Stock is quoted on the NASD OTC Electronic  Bulletin Board.  Sporting Magic has heretofore provided to Next true and correct copies of its annual report on Form 10-KSB for the year ended August 31, 2001,  and its quarterly  reports on Form 10-QSB dated November
30, 2000,  February 28, 2001,  and May 31, 2001. In all material  respects,  all such reports are true, correct and accurate as of the dates of filing and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements  therein, in light of the  circumstances  under which they were made, not  misleading.  No material adverse  change in the business,  financial  condition or operations of Sporting
Magic has occurred  since the date of such reports.  Sporting Magic will have on the Closing Date,  made all filings  required to be made with the Securities and
Exchange  Commission (the  "COMMISSION")  and any state securities  authorities.
Sporting Magic does not know of any reason why a registration statement filed on its behalf after the Closing would not be declared  effective by the  Commission and why any  Sporting  Magic  Common  Stock  issued to or  issuable  to the Next
Stockholders  would not be eligible  for public  resale under Rule 144 after the
Closing.

            2.10  GOVERNMENTAL  AND  OTHER  APPROVAL.  To the  best of  Sporting
Magic's  knowledge,  Sporting  Magic  has  all  permits,  licenses,  orders  and approvals of all federal,  state,  local or foreign  governmental  or regulatory bodies  required  for  Sporting  Magic to  conduct  its  business  as  presently conducted.  All such permits,  licenses,  orders and approvals are in full force and effect and no suspension or cancellation  of any of them is threatened,  and none of such  permits,  licenses,  orders or  approvals  will be affected by the consummation of the transactions  contemplated by this Agreement. No approval or authorization  of or  filing  with any  governmental  authority,  including  the
Commission,  or any other  person or  entity  on the part of  Sporting  Magic is required as a condition to the execution  and delivery of this  Agreement or the consummation of the  transactions  contemplated  hereby other than the filing of any documents  contemplated by this  Agreement.  Sporting Magic does not know of any reason why the NASD will not accept  Sporting Magic Common Stock for trading on any other  market or exchange  operated  by the NASD,  subject to meeting the qualifications of such listing.

            2.11  SALARIES.  There  is set  forth  on  Schedule  2.11 a true and complete list, as of the date of this Agreement, of all persons who are employed by Sporting Magic, together with their

compensation  (including bonuses) for the calendar year ended December 31, 2000, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

            2.12 ACCRUED  COMPENSATION;  BENEFITS.  Sporting Magic does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise),  salaries,  bonuses, pensions or contributions and does not have any responsibility  for providing  medical  insurance or medical  benefits under any labor or employment  contract,  whether oral or written, or pursuant to any law, rule or  regulation  or by  reason of any past  practices  with  respect  to its current or former  officers,  directors or employees based upon or accruing with respect to services of its present or former officers, directors or employees.

            2.13 EMPLOYEE BENEFIT PLANS.  Sporting Magic does not have, maintain or contribute to and never has had,  maintained or  contributed  to, any pension plan,  profit  sharing plan or  employee's  savings  plan,  and is not otherwise subject to any applicable  provisions of the Employee Retirement Income Security
Act of 1974 ("ERISA").

            2.14  MATERIAL  CONTRACTS,  ETC.  Schedule 2.14 contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits,  written or oral, to which  Sporting Magic is a party or by which it or its properties are bound (including without limitation contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment  agreements,  consulting  agreements,  loan agreements,  indemnity or guaranty agreements,  bonds, mortgages, options to purchase land, liens, pledges or other security agreements).  Each such agreement is legally valid and binding and in full force and effect.

            2.15 TITLE AND  AUTHORITY.  Sporting  Magic has  delivered to Next a stockholder list dated November 7, 2001 (the "NOVEMBER  STOCKHOLDER  List"). The
stockholders listed on the November Stockholder List are together the holders of record and, to the knowledge of Sporting Magic,  the sole  beneficial  owners of all of the outstanding Sporting Magic Common Stock.

            2.16 INSIDER  TRANSACTIONS.  All transactions between Sporting Magic and its employees,  officers,  directors and stockholders,  and between Sporting
Magic and Young,  including any issuance of Sporting  Magic Common  Stock,  have been or will be, as the case may be, made on an arm's  length basis on terms and conditions comparable to what Sporting Magic would have given to unrelated third parties. No director, officer or employee of Sporting Magic has any claim of any nature against Sporting Magic.

            2.17  ENVIRONMENTAL.  There are no environmental  liens,  actions or proceedings,  nor is there  any cause for any such  lien,  action or  proceeding related to the business operations of Sporting Magic. There are no substances or conditions  which may support a claim or cause of action against  Sporting Magic or any of Sporting  Magic's  current or former  officers,  directors,  agents or
employees,   whether  by  a  governmental  agency  or  body,  private  party  or individual,  under  any  Law  or  Hazardous  Materials  Regulations.  "HAZARDOUS
MATERIALS"  means  any oil or  petrochemical  products,  PCB's,  asbestos,  urea formaldehyde,  flammable explosives,  radioactive materials,  solid or hazardous wastes,  chemicals,  toxic substances or related materials,  including,  without limitation,  any  substances  defined  as  or  included  in  the  definition  of
"hazardous  substances,"  "hazardous  wastes,"  "hazardous  materials" or "toxic substances"  under  any

applicable   federal  or  state  laws  or  regulations.   "HAZARDOUS   MATERIALS
REGULATIONS"  means any  regulations  governing the use,  generation,  handling, storage,  treatment,  disposal  or release  of  hazardous  materials,  including without limitation, the Comprehensive  Environmental Response,  Compensation and
Liability Act, the Resource  Conversation and Recovery Act and the Federal Water
Pollution Control Act.

            2.18 NO LIQUIDATION OF NEXT. Sporting Magic has no plan or intention to (i) liquidate Next, (ii) merge Next into any other  corporation,  (iii) cause
Next to sell or  otherwise  dispose any of its assets,  except for  dispositions made in the ordinary  course of business,  or (iv) sell or otherwise  dispose of any of the Next Common Stock acquired pursuant to this Agreement.

            2.19 NO REACQUISITION OF SPORTING MAGIC COMMON STOCK. Sporting Magic
has no plan or intention to reacquire any of the Exchange Consideration.

            2.20  NO  INVESTMENT  COMPANY  PARTIES.  Sporting  Magic  is  not an
"investment  company" as defined in Sections  368(a)(2)(F)(iii)  and (iv) of the
Code.

            2.21  MATERIAL  MISSTATEMENTS.  The  representation  and  warranties contained  herein do not contain an untrue  statement of a material fact or omit to state a material fact  necessary in order to make the  statements  therein in light of the circumstances under which they were made, not misleading.

                                   Article III

                       Next Representations And Warranties

            Next represents and warrants to Sporting Magic and Young as follows:

            3.1  POWER  AND AUTHORITY.  Next has the corporate  power and authority  to  enter  into  this  Agreement  and to  carry  out its  obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby have been duly authorized by the Board of
Directors of Next, and, no other  corporate  proceedings on the part of Next are necessary to authorize this Agreement and the transactions  contemplated hereby, other than a vote of the Next Stockholders.

            3.2 NEXT  FINANCIAL  STATEMENTS.  Next has  heretofore  delivered to
Sporting Magic its unaudited  combined  financial  statements for the year ended
December 31, 2000 and its unaudited combined  financial  statements for the nine month  period  ended  September  30,  2001  (collectively,  the "NEXT  FINANCIAL
STATEMENTS").  The Next  Financial  Statements  have been prepared in accordance with  generally  accepted  accounting  principles,  and fairly  present,  in all material  respects,  the financial  condition of Next as at the respective dates thereof,  and the results of operations  of Next for the periods then ended.  At
September 30, 2001, there were no material  liabilities,  absolute or contingent of Next that were not shown or reserved  against on the balance sheets  included in the Next Financial  Statements,  except  obligations  under the contracts set forth therein. Since September 30, 2001, Next has not sold or otherwise disposed of or

encumbered  any of the  properties  or assets  reflected  on the Next  Financial
Statements, or other assets owned or leased by it, except in the ordinary course of business.

            3.3  NO  MATERIAL  ADVERSE  EFFECT.  Since September 30, 2001
there has not been any  material  adverse  change in the  business,  operations, properties, assets, condition, financial or otherwise of Next.

            3.4  DUE  ORGANIZATION;   POWER;  QUALIFICATION.  Next  is  a
corporation  duly organized,  validly  existing,  and in good standing under the laws of the State of Delaware  and has the  corporate  power to own its property and to carry on its business as now conducted.  Next is qualified to do business as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect on Next.

            3.5  CAPITALIZATION.

            (a) The  authorized  capital  stock  of Next  consists  entirely  of
50,000,000  shares of common stock,  $0.0001 par value per share, and 10,000,000 shares of preferred  stock,  of which  13,000,000  shares of common stock and no shares of preferred stock are issued and outstanding. All the outstanding shares of Next Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Next does not own the capital stock of any other entity other than Next Marketing Inc., a Delaware  corporation,  and Blue Sky Graphics,
Inc., a Delaware  corporation,  as to each of which Next owns all of the capital stock.

            (b) There are not presently,  and on the Closing Date there will not be any outstanding options, warrants,  convertible securities or rights that may require  Next to issue  additional  shares of its  capital  stock  other than as listed on Schedule 3.5(b).

            3.6  TAX MATTERS.

            (a)  Next has  filed or  caused  to be  filed  with the  appropriate
federal,   state,   county,   local  and   foreign   governmental   agencies  or
instrumentalities  all tax returns and tax reports required to be filed, and all taxes,  assessments,  fees and other  governmental  charges have been fully paid when due (subject to any extensions filed on a timely basis).

            (b) There is not pending  nor,  to the best  knowledge  of Next,  is there any  threatened  federal,  state or local  tax audit of Next.  There is no agreement with any federal,  state or local taxing authority that may affect the subsequent tax liabilities of Next.

            (c) Without limiting the generality of the foregoing,  except as set forth on Schedule  3.6(c),  (i) the Next Financial  Statements  include adequate provisions for all taxes, assessments,  fees, penalties and governmental charges which have been or in the future may be assessed  against  Next with  respect to the period then ended and all periods  prior  thereto;  and (ii) Next is not, on the  date  hereof,  liable  for any  taxes,  assessments,  fees or  governmental charges.

            3.7 NO  CONFLICT  OR  DEFAULT;  ENFORCEABILITY;  CORPORATE  RECORDS;
COMPLIANCE WITH LAW.

            (a) Except as set forth on Schedule  3.7(a),  neither the  execution and delivery of this  Agreement,  nor  compliance  with the terms and provisions hereof,  including  without  limitation  the  consummation  of the  transactions contemplated  hereby,  will violate any statute,  regulation or ordinance of any governmental authority, or conflict with or result in the material breach of any term,  condition or provision of the Certificate of  Incorporation or By-laws of
Next, nor of any agreement,  deed, contract,  mortgage,  indenture, writ, order, decree,  legal  obligation or instrument to which Next is a party or by which it or any of its respective assets or properties are or may be bound; or constitute a material  default (or an event which,  with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder,  nor result in the creation of imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of Next, nor give to others any interest of rights, including rights of termination,  acceleration or cancellation in or with respect to any of the properties,  assets,  contracts or business of Next.

            (b) This Agreement and each other  agreement and document  delivered by Next in connection  herewith are, or when executed by Next will be, valid and binding  obligations of Next,  enforceable in accordance  with their  respective terms. Next has permitted  Sporting Magic to examine Next's corporate minute and stock records  books.  The corporate  minute books  contain the  Certificate  of
Incorporation,  By-laws and other charter  documents of Next as in effect on the date hereof and a true and complete record of all actions by and meetings of the directors  (and  committees  thereof) and  stockholders  of Next and  accurately reflect all transactions referred to therein.

            (c) Next is not in violation of any outstanding  arbitration  award, judgment,  order or  decree;  or in  violation  of any Law,  including,  but not limited to, any anti-discrimination, hazardous and toxic substances, wage, hour, working condition,  payroll withholding,  pension, building, zoning and tax Law.
There have been no allegations of or inquiries  concerning any violations of Law by Next within the past three years.

            3.8  LITIGATION.  Except as set forth on Schedule 3.8,  there are no actions, suits, investigations, or proceedings pending, nor, to the knowledge of
Next,  threatened,  against Next,  the  performance  of the terms and conditions hereof,  or the consummation of the  transactions  contemplated  hereby,  in any court  or by or  before  any  governmental  body or  agency,  including  without limitation any claim,  proceeding or litigation for the purpose of  challenging, enjoining  or  preventing  the  execution,  delivery  or  consummation  of  this
Agreement.  Next is not subject to any order, judgment,  decree,  stipulation or consent or any agreement with any governmental  body or agency which affects its business or operations.

            3.9  GOVERNMENTAL  AND  OTHER  APPROVAL.  To the  best of its knowledge, Next has all permits,  licenses, orders and approvals of all federal, state,  local or foreign  governmental or regulatory bodies required for Next to conduct its  business as  presently  conducted.  Except as set forth on Schedule
3.9, all such  permits,  licenses,  orders and  approvals  are in full force and effect and no suspension or cancellation of any of them is threatened,  and none of  such  permits,  licenses,  orders  of  approvals  will  be  affected  by the consummation of the transactions  contemplated by this Agreement. No approval or authorization of or filing with any

                                       10

governmental  authority  or any  other  person  or entity on the part of Next is required as a condition to the execution  and delivery of this  Agreement or the consummation of the  transactions  contemplated  hereby other than the filing of documents contemplated by this Agreement.

            3.10  EMPLOYEE  BENEFIT  PLANS.  Next  does not  have,  maintain  or contribute  to, and never has had,  maintained  or  contributed  to, any pension plan, profit sharing plan or employees'  savings plan, and Next is not otherwise subject to any  applicable  provisions  of ERISA except as set forth on Schedule
3.10.

            3.11  MATERIAL  CONTRACTS,  ETC.  Schedule 3.11 contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits,  written  or  oral,  to  which  Next is a party  or by  which it or its properties are bound  (including  without  limitation  contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment  agreements,  consulting  agreements,  loan agreements,  indemnity or guaranty agreements,  bonds, mortgages, options to purchase land, liens, pledges or  other  security  agreements)  that  (i)  may  give  rise to  obligations  or liabilities  exceeding  $50,000,  or (ii) generate  revenues or income exceeding
$50,000 (collectively,  the "MATERIAL CONTRACTS"). Next is not in default of any
Material Contract.

            3.12 TITLE AND  AUTHORITY.  The Next  Stockholders  are together the holders  of record  and the sole  beneficial  owners  of all of the  outstanding shares of Next capital stock being exchanged pursuant to this Agreement.

            3.13  MATERIAL  MISSTATEMENTS.  The  representation  and  warranties contained  herein do not contain an untrue  statement of a material fact or omit to state a material fact  necessary in order to make the  statements  therein in light of the circumstances under which they were made, not misleading.

                                   Article IV

                Next Stockholders' Representation and Warranties

            The Next  Stockholders  represent and warrant to Sporting  Magic and
Young as follows:

            4.1  INVESTMENT  INTENT.  Each  Next  Stockholder  does not have any present  plan,  intention,  or  arrangement  to dispose  of any of the  Exchange
Consideration  and each Next  Stockholder is acquiring such stock for investment purposes  and  not  with a view  towards  distribution.  Each  Next  Stockholder acknowledges  that the Exchange  Consideration has not been registered under the
Securities  Act, or under any state  securities laws and,  therefore,  cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless  registered  under the Securities Act and applicable  state securities laws or unless an exemption from registration is available and, as a result, the
Next  Stockholders  must  bear  the  risk  of  an  investment  in  the  Exchange
Consideration  for a period of time.  Each Next  Stockholder  is an

                                       10

"accredited  investor"  as defined in Rule 501(a) of  Regulation  D  promulgated under the  Securities  Act.  Each Next  Stockholder  has (i) such  knowledge and experience in financial and business matters that he is capable of independently evaluating  the risks and merits of acquiring the Exchange  Consideration;  (ii)
independently   evaluated  the  risks  and  merits  of  acquiring  the  Exchange
Consideration and has independently  determined that the Exchange  Consideration is a suitable  investment for him; and (iii) sufficient  financial  resources to bear the loss of his entire investment in the Exchange Consideration.

                                    Article V

                                 Next Covenants

            Next agrees that prior to the Closing Date:

            5.1 No  dividend  shall be  declared  or paid by other  distribution
(whether  in cash,  stock,  property  or any  combination  thereof)  or  payment declared  or made in  respect to Next  Common  Stock,  nor shall Next  purchase, acquire or redeem or split,  combine  or  reclassify  any shares of its  capital stock unless prior to the record date for such dividend or the effective date of such split,  combination or  reclassification,  it tenders to Sporting Magic its agreement to amend this Agreement so as to effect an  appropriate  adjustment in the number of shares deliverable upon the Closing Date.

            5.2 No change shall be made in the number of shares of authorized or issued Next Common Stock; nor shall any option, warrant, call, right, commitment or  agreement  of any  character  be  granted  or made by Next  relating  to its authorized or issued Next Common Stock; nor shall Next issue,  grant or sell any securities  or  obligations  convertible  into or  exchangeable  for Next Common
Stock.

            5.3 Next will not take,  agree to take,  or  knowingly  permit to be taken any action or do or knowingly permit to be done anything in the conduct of the  business of Next or  otherwise,  which would be contrary to or in breach of any of the terms or  provisions of this  Agreement,  or which would cause any of
Next's  representations  contained herein to be or become untrue in any material respect at the Closing Date.

            5.4 Except in the ordinary  course of business,  as  contemplated by
Article I hereof and as set forth in Schedule  5.4,  Next will not (i) incur any indebtedness for borrowed money; (ii) assume,  guarantee,  endorse, or otherwise become liable or responsible  (whether directly,  contingently or otherwise) for the obligations of any other individual,  firm or corporation, or (iii) make any loans,  advances  or  capital  contributions  to or  investments  in,  any other individual,  firm or corporation, in any such case in excess of $100,000, except with the  consent of  Sporting  Magic which  consent  shall not be  unreasonably withheld.

            5.5 Except as  contemplated in the Next Financial  Statements,  Next will not make,  alter or change any employment or other contract with any of its
personnel  or  make,  adapt,  alter,  revise,  or  amend  any  pension,   bonus,
profit-sharing  or other employee  benefit plan, or grant any salary increase or bonus to any person without the prior written consent of Sporting Magic,

                                       11

except for normal  year-end or  anniversary  salary  adjustments  for employees, excluding  officers,  except with the consent of  Sporting  Magic which  consent shall not be unreasonably withheld.

                                   Article VI

                            Sporting Magic Covenants

            Sporting  Magic (and Young with  respect to Section 6.6) agrees that prior to the Closing Date:

            6.1 Except as  provided  in this  Agreement,  no  dividend  shall be declared or paid or other distribution  (whether in cash, stock, property or any combination  thereof) or payment  declared or made in respect of Sporting  Magic
Common Stock,  nor shall  Sporting Magic  purchase,  acquire or redeem or split, combine or reclassify any shares of its capital stock.

            6.2 Except as provided in this Agreement, no change shall be made in the number of authorized or issued shares of Sporting  Magic Common Stock (other than pursuant to this Agreement);  nor shall any option,  warrant,  call, right, commitment or agreement  (other than this Agreement) of any character be granted or made by  Sporting  Magic  relating  to its  authorized  or  issued  shares of
Sporting Magic Common Stock;  nor shall Sporting Magic issue,  grant or sell any securities or obligations  convertible  into or exchangeable  for Sporting Magic
Common Stock.

            6.3 Sporting Magic will not take, agree to take, or knowingly permit to be taken any action,  nor do or knowingly  permit to be done  anything in the conduct of the business of Sporting Magic or otherwise,  which would be contrary to or in breach of any of the terms or  provisions of this  Agreement,  or which would cause any of Sporting  Magic's  representations  and warranties  contained herein to be or become  untrue  in any  material  respect  at the  Closing  Date including  without  limitation  amending  Sporting Magic's charter documents and
By-laws, except as otherwise provided hereby.

            6.4 Sporting Magic will not make,  alter or change any employment or other  contract  with any of its  management  personnel or make,  adopt,  alter, revise,  or amend any pension,  bonus,  profit-sharing or other employee benefit plan,  or grant any salary  increase  or bonus to any person  without  the prior written consent of Next.

            6.5 Sporting Magic shall transfer all of its assets and  liabilities to an entity controlled by Young.

            6.6 Young shall satisfy, without any recourse to or against Sporting
Magic, all liabilities of Sporting Magic,  including,  without  limitation,  all costs incurred by Sporting Magic incident to this Agreement;  PROVIDED, HOWEVER, that Young shall not be  responsible  for any costs incurred by Next incident to this Agreement.

                                       12

                                   Article VII

                              Additional Covenants

            7.1  DIRECTORS'  MEETING.  Each of Next and Sporting Magic will take all actions  necessary in accordance  with applicable law and its Certificate of
Incorporation  and By-laws to convene a meeting or obtain the written consent of its  directors  and,  with  respect to Next,  its  stockholders  as  promptly as practicable  to  consider  and  vote  upon  the  approval  of  the  transactions contemplated by this Agreement.

            7.2 CONDUCT OF BUSINESS  PENDING THE  CLOSING.  Prior to the Closing
Date,  unless  Sporting Magic and Next shall  otherwise  agree in writing,  each company  shall not (i)  operate  its  business  otherwise  than in the  ordinary course,  or (ii)  authorize,  recommend  or propose any  merger,  consolidation,
acquisition  of  assets,   disposition  of  assets,   material   change  in  its
capitalization  or any comparable  event, not in the ordinary course of business
(in each case, other than the transactions  contemplated hereby and transactions as to which written  notice has been given to the other  companies  prior to the date hereof), provided, however, that Next shall be able to undertake any of the foregoing  with the  consent  of  Sporting  Magic  which  consent  shall  not be unreasonably withheld.

            7.3 DISCLOSURE.  Each party acknowledges that it has, and will have, possession of important confidential  information  ("CONFIDENTIAL  INFORMATION")
regarding the other  parties.  Each party hereto shall not use any  Confidential
Information  except in furtherance of the transactions  contemplated  hereby and shall not divulge,  communicate,  furnish or make  accessible  any  Confidential
Information to any person,  firm,  partnership,  corporation or other entity. No party hereto  shall make any public  statement  from the date of this  Agreement forward,  including without  limitation any press release,  with respect to this
Agreement and the transactions  contemplated  hereby,  without the prior written consent of the other parties (which consent may not be  unreasonably  withheld), except as may be required by law, in which case the parties  shall  consult with each  other as to the  nature  and  scope  of the  required  disclosure  and any protective measures which should be taken to preserve the confidentiality of the disclosed  information.  If any party  becomes  legally  compelled  to  disclose information  relating  to this  Agreement,  such party  shall  provide the other parties  hereto  with notice of such  requirement  to allow such party to seek a protective  order or other remedy.  If such protective  order or other remedy is not obtained,  or if compliance hereof is waived, each party shall disclose only that portion of  information  that is legally  required to be  disclosed  and to permit  the other  parties  at their  expense  to take all  reasonable  steps to preserve the confidentiality of the transactions hereunder.

            7.4 ACCESS. Prior to the Closing, Next shall afford to the officers, attorneys,  accountants,  and other authorized representatives of Sporting Magic free and full  access to the  premises,  books and records of Next in order that
Sporting  Magic may make such  investigation  as it may desire of the affairs of
Next,  provided such access is not  unreasonably  disruptive to Next's business.
Prior to the Closing,  Sporting  Magic shall afford to the officers,  attorneys,

                                       13

accountants,  and other authorized  representatives of Next free and full access to the  premises,  books and records of Sporting  Magic so that it may make such investigations as it may desire of the affairs of Sporting Magic,  provided such access is not unreasonably disruptive to Sporting Magic.

            7.5  NO  SOLICITATION.  Except  as  provided  in the  Young  Lock-Up
Agreement (as defined in Section 9.11),  prior to the Closing,  neither Next nor
Sporting  Magic may (nor will either of them permit any agent or  affiliate  to)
solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined)
or furnish any information to, or cooperate with, any person, corporation,  firm or  other  entity  with  respect  to an  Acquisition  Proposal.  As used  herein
"ACQUISITION  PROPOSAL"  means  a  proposal  for  a  merger  or  other  business combination involving such entity or for the acquisition of a substantial equity interest  in, or a  substantial  portion of the assets of such entity other than the transaction  contemplated  hereby.  Young shall not sell any of the Sporting
Magic Common Stock held by him and shall not agree to an Acquisition Proposal.

            7.6  REGISTRATION   OF   SHARES.   As  soon   as   reasonably
practicable following the Closing Date, Sporting Magic shall file a registration statement with the  Commission to register for resale up to 2,400,000  shares of
Sporting  Magic  Common  Stock  issued to  consultants  for  ongoing  consulting services related to acquisitions,  to the parties and in the amounts provided on
Schedule 7.6.

                                  Article VIII

                     Conditions Of Sporting Magic and Young

            The  obligations of Sporting  Magic to consummate  the  transactions contemplated  by this Agreement are subject to the  satisfaction  of each of the following conditions:

            8.1  No  action  shall  have  been  taken,  and  no  statute,  rule, regulation or order shall have been promulgated,  enacted,  entered, enforced or deemed applicable to the transactions  contemplated hereby by any federal, state or foreign  government or  governmental  authority or by any court,  domestic or foreign, including entry of a preliminary or permanent injunction,  which would, in  the  reasonable  opinion  of  Sporting  Magic,  (a)  make  the  transactions contemplated hereby illegal, or (b) if the transactions  contemplated hereby are consummated,  subject any officer,  director,  or employee of Sporting  Magic to criminal  penalties or to civil liabilities not adequately  covered by insurance or enforceable indemnification maintained by Sporting Magic.

            8.2 No  action  or  proceeding  before  any  court  or  governmental authority,  domestic or foreign, by any government or governmental  authority or by any other person,  domestic or foreign,  shall be  threatened,  instituted or pending which would  reasonably be expected to result in any of the consequences referred to in clauses (a) or (b) of paragraph 8.1 above.

            8.3 Next shall  have  complied  in all  material  respects  with its agreements and covenants herein, and all  representations and warranties of Next herein shall be true and correct in all material respects at the time of Closing as if made at that  time,  except  to the  extent  they

                                       14

expressly  relate to an earlier date,  and Sporting  Magic shall have received a certificate  to that effect to the best of the knowledge of Next,  signed by the
President of Next.

            8.4 Each  Next  Stockholder  shall  have  complied  in all  material respects with its agreements and covenants herein, and all  representations  and warranties  of each Next  Stockholder  herein  shall be true and  correct in all material  respects at the time of the Closing as if made at that time, except to the extent they  expressly  relate to an earlier date,  and Sporting Magic shall have  received a certificate  to that effect to the best  knowledge of each Next
Stockholder, signed by each Next Stockholder.

            8.5 Next shall  have  delivered  to  Sporting  Magic  good  standing certificates of Next,  Next Marketing Inc. and Blue Sky Graphics Inc.,  dated no more than 7 days  prior to the  Closing  Date,  from the  Secretary  of State of
Delaware or Indiana, as the case may be.

            8.6 Each Next  Stockholder  shall  have  delivered  to the  Transfer
Agent, certificates representing such Next Stockholder's Next Common Stock which is being transferred hereunder,  which certificate shall have been duly endorsed in blank by such Next Stockholder or with blank stock powers attached, in proper form for transfer to Sporting Magic.

            8.7 Olshan shall have  delivered an opinion in the form set forth on
Schedule 8.7.

            8.8 The Young Non-Competition Agreement shall have been executed and delivered.

            8.9 $100,000 shall have been delivered by Next to Young.

            8.10  Next  shall  have   provided   Sporting   Magic  with  audited
consolidated  financial  statements for the year ended December 31, 2000 and the eleven month period ended November 30, 2001.

                                   Article IX

                               Conditions Of Next

            The obligations of Next and the Next  Stockholders to consummate the transactions  contemplated hereby are subject to the satisfaction of each of the following conditions:

            9.1 The  directors  of Sporting  Magic shall have duly  approved the transactions contemplated hereby in accordance with applicable law.

            9.2  No  action  shall  have  been  taken,  and  no  statute,  rule, regulation or order shall have been promulgated,  enacted,  entered, enforced or deemed applicable to the transactions  contemplated hereby by any federal, state or foreign  government or  governmental  authority or by any court,  domestic or foreign,  including the entry of a preliminary  or permanent  injunction,  which would (a) make the  transactions  contemplated  hereby illegal,  (b) require the divestiture by Next or any subsidiary of Next of the shares of any company or of a  material  portion of the  business  of Next and its  subsidiaries  taken as a whole, (c) impose material limits on the ability of

                                       15

Next to  effectively  control  the  business of Next and its  subsidiaries,  (d)
otherwise materially adversely affect Next and its subsidiaries taken as a whole or any Next  Stockholder,  or (e) if the  transactions  contemplated  hereby are consummated,  subject  any  officer,  director  or  employee of Next to criminal penalties  or to civil  liabilities  not  adequately  covered  by  insurance  or enforceable indemnification maintained by Next.

            9.3  No action or proceeding before any court or governmental authority,  domestic or foreign, by any government or governmental  authority or by any other person,  domestic or foreign,  shall be  threatened,  instituted or pending which would  reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) of paragraph 9.2 above;

            9.4 Sporting Magic shall have complied in all material respects with its agreements and covenants herein, and all  representations  and warranties of
Sporting Magic herein shall be true and correct in all material  respects at the time of  Closing as if made at that time,  except to the extent  they  expressly relate to an earlier date,  and Next shall have  received a certificate  to that effect, signed by the President of Sporting Magic;

            9.5 Young shall have  complied  in all  material  respects  with his agreements and covenants herein;

            9.6  Sporting  Magic shall have  delivered  to Next a good  standing certificate  of Sporting  Magic,  dated no more than 7 days prior to the Closing
Date, from the Secretary of State of Delaware;

            9.7  All  necessary  third  party  and  governmental   consents  and
approvals  required  for  transactions   contemplated  hereby  shall  have  been
obtained;

            9.8 Sporting  Magic shall have  delivered  to the Next  Stockholders certificates representing the Exchange Consideration; and

            9.9 The  conditions  set forth in Article I shall have been complied with by the appropriate parties.

            9.10 L. Stephen  Albright  shall have delivered of an opinion in the form set forth on Schedule 9.10.

            9.11  Young  shall  have  signed a  lock-up  agreement,  in the form attached  hereto as Schedule 9.11 (the "YOUNG  LOCK-UP"),  limiting his right to sell any of his equity  interest in Sporting Magic for six months  following the
Closing.

            9.12   Sporting   Magic  shall  have  no  material   assets  and  no
liabilities,  and all costs incurred by Sporting Magic incident to the Agreement shall have been paid or satisfied.

            9.13 Sporting Magic shall have filed the notice required pursuant to
Rule  14f-1 of the  Exchange  Act and  shall  have  mailed  such  notice  to its stockholders.

                                       16

            9.14 The Young  Non-Competition  Agreement  shall have been executed and delivered.

            9.15 Sporting Magic shall have delivered to Next a stockholder  list dated the Closing Date. Except to reflect Sporting Magic's dividend distribution scheduled  for  December 21, 2001,  the list of  stockholders  set forth on such stockholder  list shall not differ in any  material  respect  from the  November
Stockholder  List,  and  with  regards  to L.  Stephen  Albright,  Young  or any affiliates of Young it shall not differ at all.

                                    Article X

                                 Indemnification

            10.1  INDEMNIFICATION  BY  SPORTING  MAGIC.   Sporting  Magic  shall
indemnify  and hold harmless  Next and its agents,  representatives,  employees,
officers,   directors,   stockholders,   controlling   persons  and   affiliates
(collectively,  the "NEXT  INDEMNIFIED  PERSONS"),  and shall reimburse the Next
Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys'
fees) or  diminution  of value,  whether or not  involving a  third-party  claim
(collectively,  "DAMAGES") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Sporting Magic in this Agreement or in any  certificate or document  delivered by Sporting Magic pursuant to this
Agreement,  or any actions,  omissions or state of facts  inconsistent  with any such representation or warranty, (b) any failure by Sporting Magic to perform or comply with any covenant in this  Agreement,  or (c) any claim by any person for brokerage or finder's fees or  commissions  or similar  payments  based upon any agreement  or  understanding  alleged to have been made by any such  person with
Sporting  Magic (or any person  acting on its  behalf) in  connection  with this
Agreement.

            10.2 INDEMNIFICATION BY NEXT. Next shall indemnify and hold harmless
Sporting Magic, and its agents, representatives, employees, officers, directors, stockholders,  controlling persons and affiliates  (collectively,  the "SPORTING
MAGIC  INDEMNIFIED  PERSONS") and shall reimburse the Sporting Magic Indemnified
Persons for, any Damages  arising from or in connection  with (a) any inaccuracy in any of the representations and warranties of Next in this Agreement or in any certificate  delivered  by Next  pursuant  to this  Agreement,  or any  actions, omissions  or state  of facts  inconsistent  with  any  such  representation  or warranty, (b) any failure by Next to perform or comply with any covenant in this
Agreement,  or (c) any claim by any Person for  brokerage  or  finder's  fees or commissions  or similar  payments  based  upon any  agreement  or  understanding alleged to have been made by such Person with Next (or any Person  acting on its behalf)  in  connection  with  any  of the  transactions  contemplated  by  this
Agreement.

            10.3 LIMITATIONS AS TO AMOUNT. Neither Sporting Magic nor Next shall have any  liability  (for  indemnification  or  otherwise)  with  respect to the matters described in clause Sections 10.1 or 10.2, respectively, until the total of all Damages with respect thereto exceeds $50,000.

            10.4 In case any action shall be commenced  involving  any person in respect of which  indemnity may be sought  pursuant to Section 10.1 or 10.2 (the
"INDEMNIFIED  PARTY"),  the  Indemnified  Party shall promptly notify the person against whom such indemnity may be sought

                                       17

(the  "INDEMNIFYING  PARTY") in  writing.  A delay in giving  notice  shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right,  at its option and expense,  to  participate in the defense of such a proceeding or claim,  but not to control the defense,  negotiation or settlement thereof,  which  control  shall at all times  rest with the  Indemnified  Party, unless the  proceeding  or claim  involves  only  money  damages or relates to a corporate  restructuring,  recapitalization  or,  not  an  injunction  or  other equitable relief, and unless the Indemnifying Party:

            (a) irrevocably  acknowledges in writing complete responsibility for and shall indemnify the Indemnified Party, and

            (b)  furnishes  satisfactory  evidence of the  financial  ability to indemnify the Indemnified Party,

in which case the Indemnifying  Party may assume such control through counsel of its choice and at its expense,  but the Indemnified Party shall continue to have the right to be  represented,  at its own  expense,  by counsel of its choice in connection with the defense of such a proceeding or claim.  If the  Indemnifying
Party does not assume control of the defense of such a proceeding or claim,  (i)
the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified  Party, and (iii) any judgment entered in the proceeding  or claim shall be deemed to have been  consented to by, and shall be binding on, the  Indemnifying  Party as fully as though it alone had assumed the defense  thereof and a judgment had been entered in the  proceeding  or claim in the  amount  of such  settlement  or  judgment,  except  that  the  right of the
Indemnifying   Party  to  contest  the  right  of  the   Indemnified   Party  to
indemnification  under the  Agreement  with respect to the  proceeding  or claim shall not be extinguished.  If the Indemnifying Party does assume control of the defense of such a proceeding  or claim,  it will not,  without the prior written consent of the  Indemnified  Party settle the  proceeding or claim or consent to
entry  of  any  judgment   relating   thereto  which  does  not  include  as  an
unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the  proceeding  or claim.  The parties hereto shall  cooperate  fully with each other in  connection  with the defense, negotiation or settlement of any such proceeding or claim.

            10.5  The  parties  agree  that  all  of  the   representations  and
warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

                                   Article XI

                              Post-Closing Matters

            11.1 At the Closing,  subject to the Next Stockholders  being deemed to be stockholders of record of the reorganized  Sporting Magic,  Sporting Magic will cause all of its officers and  directors to resign from office and to cause to be  elected  to the  Board of  Directors  of  Sporting  Magic  those  persons designated by Next to wit: Danny F. Cooke,  William B. Hensley,  Ronald Metz, G.
Michael Cross and Salvatore Geraci.

                                       18

            11.2  Absent the prior  written  consent of Young,  for the one year period following the Closing Date, Sporting Magic shall not consummate a reverse split  of the  Sporting  Magic  Common  Stock  unless  required  to do so by the underwriter of a $3 million or greater public offering.

                                   Article XII

                                  Miscellaneous

            12.1 TERMINATION.  With respect to each company,  this Agreement may be terminated and the transactions  contemplated  hereby may be abandoned (i) by the mutual  consent of  Sporting  Magic and Next at any time,  or (ii) by either
Next or Sporting  Magic if the  transactions  contemplated  hereby have not been consummated prior to January 31, 2002 (the  "TERMINATION  DATE") for any reason, or (iii) by either Next or Sporting Magic if either  discovers a material breach of a  representation,  warranty,  covenant  or  agreement  by the other and such breach is not cured within ten (10) days of the breaching  party's  receipt of a notice  from the  non-breaching  party.  In the  event of such  termination  and abandonment,  none of Sporting Magic,  Next, Young nor the Next Stockholders (or
any of their  respective  directors  or  officers)  shall have any  liability or further  obligation  to any other party to this  Agreement,  except that nothing herein will  relieve  any party from  liability  for any willful  breach of this
Agreement.

            12.2  EXPENSES.  Whether or not the  transactions  contemplated  are consummated,  all  out-of-pocket  costs and expenses incurred in connection with the this Agreement and the transactions  contemplated  will be paid by the party incurring such expenses.

            12.3  BROKERS.  Except as set forth on Schedule  12.3,  no broker or finder is entitled to any  brokerage or finder's fee or other  commission or fee from any  company or based upon  arrangements  made by or on behalf of any party with respect to the transactions contemplated by this Agreement.

            12.4 ARBITRATION.  Any controversy  arising out of, connected to, or relating to any transactions herein contemplated,  or this Agreement,  including
the  indemnification   provisions  contained  herein,  or  the  breach  thereof,
including,  but not limited to any claims of violations of Federal  and/or state securities acts, banking statutes,  consumer protection statutes, federal and/or state  anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations,  and/or conversion and any disputes as to the  arbitrability  of any such claim shall be settled by  arbitration  in the State of  Delaware  and in  accordance  with the
commercial  rules  of  the  American   Arbitration   Association  by  three  (3)
arbitrators  appointed  in  accordance  with such  rules.  Any  judgment  on the arbitrator's award may be entered in any court having jurisdiction  thereof. The
arbitrators   shall  hear  and  determine  the  matter  and  shall  execute  and acknowledge its award, in writing,  and if requested by either party, shall make findings of fact and conclusions of law. Any award determined by the arbitrators shall  be  final  and  binding  on the  parties,  however,  in the  event of any misconduct,  partiality,  corruption or the like of any arbitrator,  the parties shall  retain  any rights of appeal to which they may be  entitled  pursuant  to applicable law. The cost and expense of  arbitration,  including the fees of the arbitrator,  and the reasonable  legal and  accounting  fees and expenses of the parties,

                                       19

shall be divided  between the parties in such  proportion as the arbitrators may determine,  and  may  be  assessed  against  one  party  if the  arbitrators  so determine.

            12.5 OTHER  ACTIONS.  Each of the parties  hereto shall  execute and deliver such other documents, certificates, agreements and other writings and to take such other  actions as may be  necessary or  desirable  to  consummate  the transactions contemplated by this Agreement.

            12.6 ENTIRE  AGREEMENT;  WAIVER AND AMENDMENT.  This Agreement,  the
exhibits and schedules hereto contain the entire agreement by and among Sporting
Magic,  Next, Young and the Next  Stockholders  with respect to the transactions contemplated  hereby. Any and all prior discussions,  negotiations,  commitments and  understandings  relating  to the  subject  matter  of  this  Agreement  are superseded by this  Agreement.  This  Agreement may not be modified,  amended or terminated  except  by  a  written  agreement  specifically  referring  to  this
Agreement  signed by all of the  parties  hereto.  No  waiver  of any  breach or default  hereunder  shall be  considered  valid unless in writing  signed by the party  giving such  waiver,  and no such waiver  shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

            12.7  APPLICABLE  LAW.  This  Agreement  shall  be  governed  by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

            12.8  DESCRIPTIVE   HEADINGS.   The  descriptive  headings  are  for
convenience  of  reference  only and shall not affect in any way the  meaning or interpretation of this Agreement.

            12.9 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if  delivered  personally or sent by registered or certified mail postage prepaid, addressed as follows:

If to Sporting Magic

Sporting Magic, Inc.
Attn:  Mr. Buddy Young, President and CEO
17337 Ventura Boulevard, Suite 224
Encino, CA  91316

with a copy to:

L. Stephen Albright, Esq.
17337 Ventura Boulevard, Suite 224
Encino, CA  91316

If to Next, Next Marketing or Blue Sky:

Next, Inc.
Attn:  Dan Cooke, Chairman
6430 Cobble Lane
Harrison, TN  37341

                                       20

with a copy to:

Robert H. Friedman, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
505 Park Avenue
New York, New York 10022

W. Scott McGinness, Jr., Esq.
Miller & Martin LLP
Suite 1000 Volunteer Building
832 Georgia Avenue
Chattanooga, TN  37402

            12.10 COUNTERPARTS.  This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

            12.11 PUBLICITY. All public announcements relating to this Agreement or the transactions  contemplated hereby will be made only as may be agreed upon by Sporting Magic and Next or as required by Law. If public disclosure or notice is required by Law, the  disclosing  party will use its best efforts to give the other prior written notice of the disclosure to be made.

            12.12 GENDER;  NUMBER.  The use of a particular pronoun herein shall not be restrictive as to gender, and the use of the singular or plural shall not be  restrictive  as to  number,  but  shall be  interpreted  in all cases as the context may require.

            12.13  SCHEDULES.  The Schedules  attached  hereto and/or  delivered herewith are an integral part of this Agreement as if fully re-written herein.

            12.14 BINDING  EFFECT.  This Agreement will be binding upon and will inure to the  benefit  of the  parties  and  their  respective  heirs,  personal representatives, successors and permitted assigns. Except as herein provided, no party  will have the  right to assign  this  Agreement,  or any of such  party's rights hereunder, without the prior written consent of the other parties.

                          SIGNATURES ON FOLLOWING PAGE

                                       21

            IN  WITNESS  WHEREOF,  this  Agreement  has been duly  executed  and delivered by the duly  authorized  officers of the parties hereto as of the date first herein above written.

                                 SPORTING MAGIC, INC.

                                 By: /S/ BUDDY YOUNG
                                     --------------------------------------
                                      Buddy Young, President & CEO

                                 /S/ BUDDY YOUNG
                                 ------------------------------------------
                                 Buddy Young

                                 NEXT, INC.

                                 By: /S/ DANNY F. COOKE
                                     --------------------------------------
                                      Danny F. Cooke, Chairman

                                 THE WILLIAM B. III AND CINDY S. HENSLEY
                                 LIVING TRUST

                                 By: /S/ WILLIAM B. HENSLEY
                                     --------------------------------------
                                      Name:  William B. Hensley
                                      Title:    Trustee

                                 /S/ DANNY F. COOKE
                                 ------------------------------------------
                                 Danny F. Cooke

                                 /S/ WILLIAM B. HENSLEY
                                 ------------------------------------------
                                 William B. Hensley

                                       22

                                  SCHEDULE 1.2
                              TO EXCHANGE AGREEMENT

                       LIST OF POST CLOSING STOCK HOLDINGS

The  13,000,000  shares of Sporting  Magic Common Stock to be issued to the Next
Stockholders shall be distributed as follows

        NAME                                                 NO. OF SHARES
        ----                                                 -------------
        Danny F. Cooke                                       6,500,000
        William B. Hensley                                   3,250,000
        William B. III and Cindy S. Hensley Living Trust     3,250,000

                                  SCHEDULE 1.5
                              TO EXCHANGE AGREEMENT

                         YOUNG NON-COMPETITION AGREEMENT
                                 (SEE ATTACHED)

                            NON-COMPETITION AGREEMENT

            THIS NON-COMPETITION  AGREEMENT  ("AGREEMENT") is entered into as of this __ day of December,  2001, by and between Sporting Magic,  Inc., a Delaware corporation (the "SMI") and Buddy Young.

                                    RECITALS

            WHEREAS,  Buddy Young is the principal  stockholder of SMI and Danny
F. Cooke,  William B. Hensley and the William B. III and Cindy S. Hensley Living
Trust (the "TRUST") are the sole stockholders of Next, Inc. (together, the "NEXT
STOCKHOLDERS");

            WHEREAS, SMI, Next, Inc. ("NEXT"),  Mr. Young, Mr. Cooke Mr. Hensley
and the Trust are  parties an Exchange  Agreement  (the  "EXCHANGE  AGREEMENT"),
under which the Next Stockholders shall become the principal stockholders of SMI and Mr. Young shall become a minority stockholder (the "REORGANIZATION"); and

            WHEREAS, in consideration for a payment of $350,000 and the issuance of  300,000  shares of SMI common  stock,  par value  $0.001 per share  ("COMMON
STOCK"),  following the Reorganization Mr. Young has agreed to forego certain of his rights to compete with a reorganized  SMI, subject to the conditions of this
Agreement.

            NOW,  THEREFORE,  in consideration of the premises above recited and the  obligations  and  agreements  contained  in the Exchange  Agreement  and as hereinafter set forth, the parties hereto agree as follows:

1.          NON-COMPETE.

            Mr. Young  covenants and agrees that for a period of nine (9) months after the date of this Agreement, he shall not :

                        (i) directly or indirectly,  own, manage, operate, join,
control, finance or participate in the ownership, management, operation, control or financing  of, or be connected as an officer,  director,  employee,  partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in  connection  with,  any business or  enterprise  which is engaged in any business that is  competitive  with any business or enterprise in which SMI or any affiliate of SMI is engaged on the date hereof, or had plans or intentions to engage in as of the date hereof,  including,  without  limitation, the manufacture,  distribution and marketing of apparel and promotional products and  all  other  actions  contemplated  by the  Exchange  Agreement.  Mr.  Young acknowledges  that SMI  operates on a national  basis (in the United  States and
Canada) and that this covenant  cannot be

limited  to a service  area in which SMI and its  affiliates  do  business.  The foregoing  restrictions  shall not be construed to prohibit the ownership by Mr.
Young of less  than ten  percent  (10%) of any  class of  securities  or  equity interest  of any  corporation  or other  business  entity  which is engaged in a competitive  business  having a class of securities  registered  pursuant to the
Securities  Exchange Act of 1934, but neither Mr. Young nor any group of persons including Mr. Young may in any way,  either  directly or  indirectly,  manage or exercise  control  of any  such  corporation  or  entity,  guarantee  any of its financial  obligations,  or otherwise  take any part in its business  other than exercising rights as a stockholder; or

                        (ii) directly or  indirectly,  either for himself or any
other person (A) solicit or induce, or attempt to solicit or induce any employee of,  or  sales  agent,  independent  sales  organization  or  other  independent contractor  providing  services  to,  SMI or any  affiliate  of SMI to leave the employ of or to cease to  provide  services,  in whole or in part to, SMI or any affiliate of SMI, or to terminate or fail or refuse to renew or renegotiate, any contract for services with SMI or any affiliate of SMI, whether such contract is written or oral, (B) in any way interfere with the  relationship  between SMI or any  affiliate  of SMI and an  employee  of or sales  agent,  independent  sales organization  or  independent  contractor  of SMI or any  affiliate  of SMI, (C)
employ,  or otherwise  engage as an employee,  sales  agent,  independent  sales organization or independent contractor,  consultant or otherwise,  any employee, sales agent,  independent sales organization or independent contractor of SMI or any affiliate of SMI (this  subsection  (ii) shall not apply to any person after
18 months have elapsed subsequent to the date on which such person's  employment by or association with SMI has  terminated),  or (D) induce or attempt to induce any customer,  supplier,  licensee, or business relation of SMI or any affiliate of SMI,  to  cease  doing  business  with SMI or such  affiliate,  or in any way interfere with the relationship  between any customer,  supplier,  licensee,  or business relation of SMI or any affiliate of SMI.

            In the event of a breach by Mr.  Young of any of the  covenants  set forth above,  the term of such  covenant  shall be extended by the period of the duration of such breach.

2.          CONSIDERATION.

            On the date  hereof,  SMI (i) shall issue  300,000  shares of Common
Stock,  to Mr.  Young and (ii)  assume  Next's  obligation  to pay to Mr.  Young
$350,000 as set forth in Section 1.5 of the Exchange Agreement.

3.          REMEDIES.

            If Mr. Young breaches any of the covenants set forth above, SMI will be entitled to the following remedies:

            (a)  Damages  from Mr.  Young,  including  the  recovery  of actual, consequential,  incidental,  and other  damages,  as may be  appropriate  in the circumstances, plus reasonable costs and attorney's fees incurred as a result of the breach; and

            (b) In  addition  to  rights  to  damages  and any  other  legal  or equitable  remedies,  to obtain injunctive or other equitable relief to restrain any breach or threatened  breach,  and/or otherwise to specifically  enforce the provisions  of Section 1 of this  Agreement,  it being agreed that money damages alone would be inadequate to  compensate  SMI and would be an inadequate  remedy for such breach.  Mr. Young  acknowledges  and agrees that a violation of any of the provisions of Section 1 of this Agreement would cause irreparable  injury to
SMI. Mr. Young and SMI acknowledge and agree that any legal requirement that SMI show or establish the existence of irreparable harm or injury shall be satisfied by the introduction and receipt of this Agreement into evidence.

            (c) The rights and  remedies  of the parties to this  Agreement  are cumulative and not alternative.

4.          SUCCESSORS AND ASSIGNS.

            This  Agreement  will be binding  upon the parties and will inure to the benefit of SMI and its respective  successors and assigns, and Mr. Young and his heirs,  representatives  and  assigns.  Neither  party may assign any of its rights  under this  Agreement  without  the prior  written  consent of the other party.  Notwithstanding the foregoing, SMI may assign this Agreement without Mr.
Young's consent in the event SMI is merged or consolidated  into or with another corporation or in the event such corporation  acquires all or substantially  all of SMI's assets.

5.          WAIVER.

            Neither  the failure  nor any delay by any party in  exercising  any right,  power,  or  privilege  under  this  Agreement,  and no single or partial exercise of any such right,  power, or privilege,  will operate as: (i) a waiver of such right,  power,  or  privilege,  or (ii) the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law:

                        (a) No claim or right arising out of this  Agreement can
be discharged by one party,  in whole or in part, by a waiver or renunciation of the claim or right unless in writing and signed by the other party;

                        (b) No  waiver  that  may be  given  by a party  will be
applicable except in the specific instance for which it is given; and

                        (c) No notice  to or demand on one party  will be deemed
to be a waiver of any  obligation  of such  party,  or of the right of the party giving such notice or demand, to take further action without notice or demand as provided in this Agreement.

6.          GOVERNING LAW.

            This  Agreement  will  be  governed  by the  laws  of the  State  of
Tennessee  without  regard to conflicts of laws  principles.  Any legal  action, including an original  complaint or third party claim, by or in the right of any party  to  this  Agreement  or any  action  arising  under  or  related  to this
Agreement,  including  but  not  limited  to a  claim  for  payment  under  this
Agreement,  and also  including  any  non-contract  claim,  shall be brought and maintained  exclusively in a state or federal court of competent  subject matter jurisdiction in Harrison, Tennessee, and the parties hereby submit themselves to the personal  jurisdiction and venue of those courts for the purpose of any such actions and hereby waive any defense related to personal jurisdiction,  process, or venue.

7.          SEVERABILITY.

            Whenever  possible each provision and term of this Agreement will be interpreted  in a manner to be effective  and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective  only to the extent of such  prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the  covenants  set  forth  in  Section  1 of this  Agreement  are held to be unreasonable,  arbitrary,  or against public policy or otherwise  unenforceable, such covenant(s) will be considered  divisible with respect to scope,  time, and geographic area, and in such lesser scope,  time and geographic area, as will be effective, binding and enforceable against Mr. Young.

8.          SECTION HEADINGS, CONSTRUCTION.

            The  headings  of  Sections  in  this  Agreement  are  provided  for convenience  only and will not affect its  construction or  interpretation.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

9.          NOTICES.

            All notices and other  communications  hereunder shall be in writing and  shall be deemed  given  when  delivered  personally,  one day  after  being delivered to an overnight  courier or when telecopied (with a confirmatory  copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (a)         if to SMI:

                                    Sporting Magic, Inc.
                                    c/o Next, Inc.
                                    6430 Cobble Lane
                                    Harrison, TN  37341

                        (b)         if to Mr. Young:

                                    Buddy Young
                                    17337 Ventura Boulevard
                                    Suite 224
                                    Encino, CA  91316

10.         AMENDMENTS.

            This  Agreement  may not be  modified  or  amended,  except with the mutual written consent of SMI and Mr. Young.

11.         ENTIRE AGREEMENT.

            This Agreement  constitutes  the entire  agreement among the parties with respect to the specific  subject  matter  hereof and  supersedes  all prior written and oral  agreements and  understandings  between SMI and Mr. Young with respect to the subject matter of this Agreement.

            IN  WITNESS   WHEREOF,   the   parties   hereto   have  caused  this
Non-Competition  Agreement to be executed  and  delivered as of the day and year first above written.

                                      Sporting Magic, Inc.

                                      By:________________________________
                                           Danny F. Cooke

                                         ________________________________
                                         Buddy Young

                                 SCHEDULE 2.4(A)
                              TO EXCHANGE AGREEMENT

                      SPORTING MAGIC FOREIGN QUALIFICATIONS

                                   California

                                  SCHEDULE 2.11
                              TO EXCHANGE AGREEMENT

                    SPORTING MAGIC EMPLOYEES AND COMPENSATION

NAME                  TITLE                                     COMPENSATION
----                  -----                                     ------------
Buddy Young           President and Chief Executive Officer     None

                                  SCHEDULE 2.14
                              TO EXCHANGE AGREEMENT

                            SPORTING MAGIC CONTRACTS

(1)  Qualification  to do  business  in the  State of  California  as a  foreign corporation dated July 27, 1998 (California  Secretary of State file number
     C2120976).

                                 SCHEDULE 3.5(B)
                              TO EXCHANGE AGREEMENT

                             NEXT OPTIONS, WARRANTS

     Triad Associates, Inc.        Such  number of shares as shall  equal  eight
                                   percent  (8%) of the issued  and  outstanding
                                   common  stock   immediately   following   the
                                   closing (See Item 3, Schedule 3.11)

     Olympic                       Capital Group 550,000  shares common stock to
                                   be issued immediately  following closing (See
                                   Item 3, Schedule 3.11)

     RAE & Company                 750,000  shares  common  stock  to be  issued
                                   immediately  following  closing  (See Item 7,
                                   Schedule 3.11)

     Employees, Directors
     and Consultants               513,000  shares  common  stock under  options
                                   with two year cliff vesting at a strike price
                                   of $0.025 per share

     M&J Holdings, Inc.            100,000  shares  common  stock  to be  issued
                                   following   completion   of  the  $1  million
                                   convertible note offering and upon closing of
                                   the Exchange  Agreement (See Item 4, Schedule
                                   3.11)

     Convertible Note Holders      1 million  shares  common  stock to be issued
                                   upon conversion of up to $1 million principal
                                   amount  Convertible Notes at closing at $1.00
                                   per share

                                 SCHEDULE 3.6(C)
                              TO EXCHANGE AGREEMENT

                       EXCEPTIONS TO FINANCIAL STATEMENTS

The Next Financial Statements do not include any provisions for corporate income taxes,  as each of  Next  Marketing  Inc.  and  Blue  Sky  Graphics,  Inc.  have historically elected to be treated as a "S" corporation.

                                 SCHEDULE 3.7(A)
                              TO EXCHANGE AGREEMENT

                                 NEXT CONFLICTS

              None, except as described in Item 5 of Schedule 3.11.

                                  SCHEDULE 3.8
                              TO EXCHANGE AGREEMENT

                                 NEXT LITIGATION

Bill Kinney, a photographer  whose photographs  appeared on the cover of Field &
Stream  magazine,   has  alleged  that  Blue  Sky  Graphics,   Inc.   improperly
incorporated  copies of his photographs on T-Shirts  marketed under the American
Wildlife brandname.  No litigation has been filed and Blue Sky Graphics is being represented by Indianapolis counsel in negotiating a settlement of this matter.

                               SCHEDULE 3.10
                           TO EXCHANGE AGREEMENT

                        NEXT EMPLOYEE BENEFIT PLANS

                     Blue Sky Graphics, Inc. - Non Standardized 401(k)
                     Profit Sharing Plan and Trust - Norwest Bank Indiana, N.A.

                     Norwest Bank Indiana, N.A. Deferred Contribution
                     Plan and Trust

                                  SCHEDULE 3.11
                              TO EXCHANGE AGREEMENT

                             NEXT MATERIAL CONTRACTS

1.   Agreement dated July 24, 2001 with Triad Associates, Inc.

2.   Employment  Agreements  dated as of December  19, 2001 with Danny F. Cooke,
     William B. Hensley III, and David Gleason.

3.   Contract dated November 7, 2001 with Morgan,  Spaulding, Inc. with attached
     Term Sheet

4.   Contract dated November 8, 2001 with M&J Holdings, Inc.

5.   AmSouth Bank Loan and Security  Agreement dated April 19, 1999, as amended, together  with related  documentation  (as to which Next has  requested and received a  temporary  consent  that is valid  through  January 15, 2002 in connection with the transactions contemplated hereby).

6.   Engagement Agreement with Marcum & Kleigman LLP

7.   Consulting and Noncompetition Agreement with RAE & Company

8.   Note (Next,  Inc.) to First  Federal  Savings Bank of Wabash dated June 22,
     2001 in the original  principal  amount of  $495,974.56,  with related loan documentation

9.   Note (Next,  Inc.) to First Federal Savings Bank of Wabash dated January 4,
     2001 in the  original  principal  amount  of  $25,000,  with  related  loan documentation (Dunbrooke Worldwide)

10.  Note (Next,  Inc.) to First Federal Savings Bank of Wabash dated January 4,
     2001 in the  original  principal  amount  of  $25,000,  with  related  loan documentation (Alpha Shirts)

11.  Note (Next,  Inc.) to First Federal Savings Bank of Wabash dated January 4,
     2001 in the  original  principal  amount  of  $25,000,  with  related  loan documentation (Hartwell Sports)

12.  Note (Next,  Inc.) to First  Federal  Savings Bank of Wabash dated March 1,
     2001 in the  original  principal  amount of  $500,100,  with  related  loan documentation

13.  Note (Next, Inc.) to First Federal Savings Bank of Wabash dated January 17,
     2001 in the  original  principal  amount of  $300,000,  with  related  loan documentation.

14.  Note (Blue Sky  Graphics,  Inc.) to Frances  Slocum Bank and Trust  Company
     dated December 1, 1996 in the original  principal amount of $367,500,  with related loan documentation.

                                  SCHEDULE 5.4
                              TO EXCHANGE AGREEMENT

                             PERMITTED INDEBTEDNESS

1.   Indebtedness  incurred in the ordinary course of business  through draws on the existing AmSouth Bank line of credit (See Item 5, Schedule 3.11)

2.   Indebtedness  to be incurred  pursuant to the $1 million  convertible  note offering pursuant to the M&J Holdings,  Inc. Placement  Agreement (See Item
     4, Schedule 3.11)

                                  SCHEDULE 7.6
                              TO EXCHANGE AGREEMENT

                  REGISTRATION FOR RESALE OF CONSULTANT SHARES

     Triad Associates, Inc.       1.1  million  shares of  Sporting  Magic
                                  Common Stock

     Olympic Capital Group        550,000 shares of Sporting Magic Common Stock

     RAE & Company                750,000 shares of Sporting Magic Common Stock

                                  SCHEDULE 8.7
                              TO EXCHANGE AGREEMENT

     FORM OF LEGAL OPINION OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 (SEE ATTACHED)

                                December __, 2001

Sporting Magic, Inc.
17337 Ventura Boulevard
Suite 224
Encino, California 91316

                            Re: NEXT, INC.

Ladies and Gentlemen:

            We have acted as counsel to Next, Inc., a Delaware  corporation (the
"COMPANY"),  in connection  with the  transactions  contemplated by the Exchange
Agreement  dated as of December __, 2001 (the "EXCHANGE  AGREEMENT"),  among the
Company,  Dan Cooke, Bill Hensley,  Sporting Magic, Inc., a Delaware corporation
("SPORTING  MAGIC"),  and Buddy Young.  This  opinion is being  delivered to you pursuant to Section 8.8 of the Exchange Agreement. Capitalized terms used herein and not otherwise  defined shall have the meanings ascribed to such terms in the
Exchange Agreement.

            In connection with the opinions  expressed  herein, we have examined originals  or copies  and,  to the extent we have  deemed  appropriate,  we have relied upon the following:

                        (1) the Exchange Agreement;

                        (2) the Cash Escrow Agreement;

                        (3) the Stock Escrow Agreement;

                        (4) the Young Non-Competition Agreement;

                        (5) the Young lock-up agreement dated December __, 2001;

                        (6) the Written Action in Lieu of a Meeting of the Board
of Directors of the Company dated December __, 2001; and

                        (7) the  Written  Action  in Lieu  of a  Meeting  of the
stockholders of the Company dated December __, 2001.

                        As used herein, the term "BASIC DOCUMENTS" refers to the
documents listed in items 1-5 above.

                        We have also examined such other  documents,  agreements
and records and made such investigations and examinations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to this opinion, we have relied upon the corporate records of the Company,  certifications,  statements and representations of officers and other  representatives of the Company,  certificates of public officials and the representations,  warranties  and  covenants  of the  parties  set  forth in the
Exchange Agreement, and are assuming that such certifications,  representations, warranties  and covenants  were when made,  and on the date hereof are, true and complete.  We  have  made  no  independent  investigation  of  the  accuracy  or completeness of such matters.

                        Any   reference   herein  to  "our   knowledge"  or  any
derivation  thereof  shall mean the actual  knowledge  of  attorneys in the firm actually  involved in the  transactions  contemplated by the Exchange  Agreement without any special or additional  investigation  undertaken for the purposes of this opinion.

                        In our  examination,  we have assumed the genuineness of
all signatures,  the legal capacity of natural  persons,  the  completeness  and authenticity  of all documents  submitted to us as originals,  the conformity to original documents of all documents  submitted to us as certified or photostatic copies,  and the  authenticity  of the originals of such copies,  which facts we have not independently verified. We have further assumed without any independent investigation  (i) the due  organization and valid existence of each party other than the Company, (ii) the full power and authority of each party other than the
Company to execute,  deliver and perform each document heretofore,  or hereafter to be,  executed  and  delivered  or to be  done by such  party,  (iii)  the due authorization,  execution  and  delivery by each party other than the Company of each  document  heretofore,  or hereafter to be,  executed and delivered by such party and (iv) the legality,  validity,  binding effect and enforceability as to each party other than the Company of each document  heretofore,  or hereafter to be, executed and delivered and of each other act heretofore, or hereafter to be, done by such party.

                        Based upon the foregoing and upon such  investigation as
we have deemed necessary, we are of the following opinion:

                        1. The  Company  is a  corporation  duly  organized  and
validly existing under the laws of the State of Delaware and is in good standing under  such laws.  The  Company  has the  requisite  corporate  power to own the properties owned by it and to carry on its business as presently conducted.

                        2. The Company  has all  requisite  corporate  power and
authority  to  execute  and  deliver  the Basic  Documents  and to carry out and perform its obligations under the terms of the Basic Documents.

                        3. The Company's authorized capital consists entirely of
______________ shares of Next Common Stock.

                        4. The Next Common  Stock to be exchanged on the Closing
Date, pursuant to the Exchange  Agreement,  has been duly and validly authorized and issued, is fully paid and non-assessable and, to our knowledge,  free of any liens, encumbrances and preemptive or similar rights.

                        5. All corporate action on the part of the Company,  its
directors and stockholders necessary for the authorization,  execution, delivery and  performance  of the Basic  Documents and the  performance  of the Company's obligations  under  the  Basic  Documents  has  been  taken.  Each of the  Basic
Documents,  when executed and  delivered by the Company,  as  applicable,  shall constitute the valid and binding obligations of the Company, enforceable against it in  accordance  with  their  respective  terms,  except  to the  extent  that enforceability  thereof  may be limited by  applicable  bankruptcy,  insolvency, reorganization,  fraudulent conveyance, fraudulent transfer, moratorium or other similar  laws  affecting  creditors'  rights  generally  or  by  the  principles governing the availability of equitable remedies.

                        6.  The  execution,  delivery  and  performance  of  and
compliance  by the Company with the terms of the Basic  Documents do not violate any provision of the Company's  Certificate of Incorporation  or Bylaws,  or any
provision of any applicable federal, state or local law, rule or regulation.

                        7.  No  consent,   approval  or   authorization   of  or
designation,  declaration or filing with any governmental  authority on the part of the Company is required in connection  with the valid  execution and delivery of the Exchange Agreement and the other agreements contemplated thereby.

                        We are  authorized  to practice  law in the State of New
York and we do not purport to be experts on, or to express any opinion hereunder concerning,  any law other  than the law of the State of New York,  the  General
Corporation Law of the State of Delaware (the "DGCL") and the federal law of the
United  States of America.  In rendering  our opinion in the second  sentence of paragraph (5) above,  we have assumed that the laws of the State of Delaware are the same as the laws of the State of New York.

                        The  opinions  expressed  herein are  rendered as of the
date hereof only in connection with the Exchange Agreement and are solely for your benefit.  These opinions may not be relied upon for any other purpose,  and may not be furnished  to, quoted to or relied upon in any manner for any purpose by any other person, firm or corporation.  Our opinions are expressly limited to matters  set forth  above and we render no opinion,  whether by  implication  or otherwise,  as to any  other  matters  relating  to the  Company.  We  assume no obligation to advise you of facts,  circumstances,  events or developments  that hereafter may be brought to our attention and which may alter,  affect or modify the opinions expressed herein.

                                    Very truly yours,

                                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                  SCHEDULE 9.10
                              TO EXCHANGE AGREEMENT

                  FORM OF LEGAL OPINION OF L. STEPHEN ALBRIGHT
                                 (SEE ATTACHED)

                                December __, 2001

Next, Inc.
6430 Cobble Lane
Harrison, Tennessee  37341

                            Re: SPORTING MAGIC, INC.

Ladies and Gentlemen:

                        I have  acted as  counsel  to  Sporting  Magic,  Inc.  a
Delaware  corporation  (the  "COMPANY"),  in  connection  with the  transactions contemplated  by the  Exchange  Agreement  dated as of  December  __,  2001 (the
"EXCHANGE  AGREEMENT"),  among the Company,  Buddy Young, Next, Inc., a Delaware corporation,  Dan Cooke and Bill  Hensley.  This  opinion  is  furnished  to you pursuant  to Section  9.11 of the  Exchange  Agreement.  Capitalized  terms used herein and not otherwise  defined shall have the meanings ascribed to such terms in the Purchase Agreement.

                        In connection with the opinions expressed herein, I have
examined originals or copies and, to the extent I have deemed appropriate, I have relied upon the following:

                        (1) the Exchange Agreement;

                        (2) the Cash Escrow Agreement;

                        (3) the Stock Escrow Agreement;

                        (4) the Young Non-Competition Agreement;

                        (5) the Young  lock-up  agreement  dated  December  __,
2001; and

                        (6) the  Written  Action  in Lieu of a  Meeting  of the
Board of Directors of the Company dated December __, 2001.

                        As used herein, the term "BASIC DOCUMENTS" refers to the
documents listed in items 1-5 above.

                        I have also  examined such other  documents,  agreements
and records and made such investigations and examinations of law as I have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to this opinion,  I have relied upon the corporate records of the Company,  certifications,  statements and representations of officers and other  representatives of the Company,  certificates of public officials and the representations,  warranties  and  covenants  of the  parties  set  forth in the
Exchange Agreement,  and am assuming that such certifications,  representations, warranties  and covenants  were when made,  and on the date hereof are, true and
complete.  I  have  made  no  independent   investigation  of  the  accuracy  or
completeness of such matters.

                        In my examination, I have assumed the genuineness of all
signatures, the legal capacity of natural persons, the completeness and authenticity  of all documents  submitted to me as originals,  the conformity to original documents of all documents  submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies, which facts I have not  independently  verified.  I have further  assumed  without any  independent investigation  (i) the due  organization and valid existence of each party other than the Company, (ii) the full power and authority of each party other than the
Company to execute,  deliver and perform each document heretofore,  or hereafter to be,  executed  and  delivered  or to be  done by such  party,  (iii)  the due authorization,  execution  and  delivery by each party other than the Company of each  document  heretofore,  or hereafter to be,  executed and delivered by such party and (iv) the legality,  validity,  binding effect and enforceability as to each party other than the Company of each document  heretofore,  or hereafter to be, executed and delivered and of each other act heretofore, or hereafter to be, done by such party.

                        Based upon the foregoing and upon such  investigation as
I have deemed necessary, I am of the following opinion:

                        1. The  Company  is a  corporation  duly  organized  and
validly existing under the laws of the State of Delaware and is in good standing under  such laws.  The  Company  has the  requisite  corporate  power to own the properties owned by it and to carry on its business as presently conducted.

                        2. The Company  has all  requisite  corporate  power and
authority to execute and deliver the Basic Documents,  and to issue the Exchange
Consideration,  and to carry out and perform its obligations  under the terms of the Basic Documents.

                        3. The authorized  capital stock of the Company consists
entirely of 25,000,000 shares of Sporting Magic Common Stock.

                        4.  Immediately  after giving effect to the transactions
contemplated  by the Exchange  Agreement,  the Exchange  Consideration  sold and issued on the Closing Date will have been duly and validly authorized and issued and,  assuming  payment  therefor  against  delivery as provided in the Exchange
Agreement,  will be  fully  paid  and  non-assessable  and  free  of any  liens, encumbrances and preemptive or similar rights.

                        5. All corporate action on the part of the Company,  its
directors and stockholders necessary for the authorization,  execution, delivery and performance of the Basic Documents,  the authorization,  exchange,  issuance and delivery of the Exchange  Consideration and the performance of the Company's obligations  under  the  Basic  Documents  has  been  taken.  Each of the  Basic
Documents,  when executed and delivered by the Company and Young, as applicable, shall constitute the valid and binding  obligations of the Company and Young, as applicable,  enforceable against them in accordance with their respective terms, except to the extent that  enforceability  thereof may be limited by  applicable
bankruptcy,  insolvency,   reorganization,   fraudulent  conveyance,  fraudulent
transfer, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

                        6.  The  execution,  delivery  and  performance  of  and
compliance by the Company with the terms of the Basic Documents and the issuance of the Exchange Consideration: (i) do not violate any provision of the Company's
Certificate  of  Incorporation  or Bylaws,  or any  provision of any  applicable federal, state or local law, rule or regulation.

                        7.  Except as  provided in the  Exchange  Agreement  and
except for the filing of a Form D with the  Securities  and Exchange  Commission and filings under state "Blue Sky" laws, no consent,  approval or  authorization of or designation,  declaration or filing with any governmental authority on the part of the Company or Young is required in connection  with the valid execution and delivery of the Exchange  Agreement  and the other  agreements  contemplated thereby or the offer,  sale or issuance of the  Exchange  Consideration,  or the consummation of any other transaction contemplated on the part of the Company or
Young thereby.

                        8.  The  offer,   sale  and  issuance  of  the  Exchange
Consideration  to be  issued  in  conformity  with  the  terms  of the  Exchange
Agreement constitute  transactions exempt from the registration  requirements of
Section 5 of the Securities Act of 1933, as amended,  and the "Blue Sky" laws of the various states (other than state notice filings).

                        I am are  authorized  to  practice  law in the  State of
California  and I do not  purport to be an expert on, or to express  any opinion hereunder concerning, any law other than the law of the State of California, the
General  Corporation  Law of the State of Delaware  (the "DGCL") and the federal law of the  United  States of  America.  In  rendering  my opinion in the second sentence of  paragraph  (5) above,  I have assumed that the laws of the State of
Delaware are the same as the laws of the State of California.

                        The  opinions  expressed  herein are  rendered as of the
date hereof only in  connection  with the Exchange  Agreement and are solely for your benefit.  These opinions may not be relied upon for any other purpose,  and may not be furnished  to, quoted to or relied upon in any manner for any purpose by any other person,  firm or  corporation.  My opinion is expressly  limited to matters  set forth  above and I render no  opinion,  whether by  implication  or otherwise,  as to any  other  matters  relating  to the  Company.  I  assume  no obligation to advise you of facts,  circumstances,  events or developments  that hereafter may be brought to my attention  and which may alter,  affect or modify the opinions expressed herein.

                                Very truly yours,

                                L. Stephen Albright, Esq.

                                  SCHEDULE 9.11
                              TO EXCHANGE AGREEMENT

                         FORM OF YOUNG LOCK-UP AGREEMENT
                                 (SEE ATTACHED)

                                LOCKUP AGREEMENT

                                December __, 2001

Next, Inc.
6430 Cobble Lane
Harrison, TN 37341

Sports Magic, Inc.
6430 Cobble Lane
Harrison, TN 37341

            In  consideration   for  Sporting  Magic,   Inc.'s  (the  "COMPANY")
commitment to (i) issue the undersigned  300,000 shares of common stock and (ii)
assume  the  obligation  to pay  the  undersigned  $350,000  (the  "OBLIGATION")
pursuant to the terms and conditions set forth in the Exchange  Agreement by and among the undersigned,  Company, Next, Inc. ("NEXT"), Danny F. Cooke, William B.
Hensley and the William B. III and Cindy S. Hensley  Living Trust (the "EXCHANGE
AGREEMENT"),  and for other good and  valuable  consideration,  the  receipt and sufficiency of which is hereby acknowledged,  the undersigned hereby agrees that he will not,  directly or indirectly,  sell,  offer,  contract or option to sell
(including without limitation any short sale),  pledge,  transfer,  establish an open "put  equivalent  position"  within the meaning of Rule 16a-l(h)  under the
Securities  Exchange Act of 1934, as amended, or otherwise dispose of any of the equity  securities of the Company (the  "SHARES")  held by the  undersigned,  or publicly announce the undersigned's intention to do any of the foregoing,  for a period  commencing on the date hereof and continuing for six months  thereafter;
PROVIDED,  HOWEVER,  that commencing on the three month  anniversary of the date hereof,  the undersigned is permitted to sell up to 10,000 Shares per month. The undersigned also agrees and consents to the entry of stop transfer  instructions with the Company's  transfer agent and registrar against the transfer of Shares, or securities  convertible into or exchangeable or exercisable for Shares,  held by the undersigned except in compliance with the foregoing restrictions.

            This Agreement is irrevocable and will be binding on the undersigned and his respective successors, heirs, personal representatives, and assigns.

            This Agreement, however, shall terminate immediately should (a) Next or the Company  register any Shares with the Securities and Exchange  Commission
(the  "COMMISSION")  while  this  Agreement  is in effect  other than (i) Shares registered  pursuant  to Section  7.6 of the  Exchange  Agreement,  (ii)  Shares
registered  pursuant to  acquisitions  made by the Company if the  recipients of such Shares execute Lockup Agreements with terms substantially  similar to those contained in this Agreement ("SIMILAR LOCKUP AGREEMENTS") or (iii) following the payment  of the  Obligation,  Shares  registered  for Dan Cooke or Bill  Hensley following their execution of Similar Lockup Agreements,  (b) Next or the Company
fail to timely file any mandatory  disclosure  documents  with the Commission or
(c) the Company  complete a reverse  stock split  following a $3 million  public secondary offering.

                                       Very truly yours,

                                       Buddy Young

                                  SCHEDULE 12.3
                              TO EXCHANGE AGREEMENT

                           BROKERAGE AND FINDER'S FEES

                               See Schedule 3.5(a)